CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “General Information - Service Providers” in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of Matrix Advisors Value Fund, Inc. as filed with the Securities and Exchange Commission on or about October 28, 2005.

/s/PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
October 28, 2005